UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                      ---------------------------------


                                  FORM 8-K

                               CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (Date of earliest event reported)  March 11, 1999
                                                          --------------


                                 NEWELL CO.
              -------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          Delaware               1-9608             36-3514169
         ---------            -----------           -----------
     (State or Other          (Commission          (IRS Employer
      Jurisdiction of         File Number)      Identification No.)
       Incorporation)


             29 East Stephenson Street, Freeport, Illinois 61032
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            (Address of Principal Executive Offices)   (Zip Code)


   Registrant's telephone number, including area code     815) 235-4171
                                                          --------------



   ITEM 5.  OTHER EVENTS.

        At a special meeting of the stockholders of Newell Co. ("Newell") held on March 11, 1999, Newell's stockholders approved two proposals relating to Newell's previously announced proposed acquisition of Rubbermaid Incorporated ("Rubbermaid") through the merger of a wholly owned subsidiary of Newell with and into Rubbermaid (the "Merger"). The first proposal approved was the authorization of the issuance to Rubbermaid stockholders of 0.7883 of a share of Newell's common stock for each share of Rubbermaid common stock held by those stockholders at the time of the Merger. The second proposal approved was the amendment of Newell's Restated Certificate of Incorporation, as amended, to change Newell's name at the time of the Merger to "Newell Rubbermaid Inc." Newell expects to complete the Merger within the next two weeks.

        The text of the joint press release of Newell and Rubbermaid issued on March 11, 1999 relating to the stockholders' approval of the proposals relating to the Merger is filed herewith as Exhibit 99.1.

   ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
             EXHIBITS.

        (c)  Exhibits.

             99.1 Text of joint press release of Newell and Rubbermaid
                  issued March 11, 1999.
































                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NEWELL CO.
                                           (Registrant)



   Date: March 11, 1999                    By:  /s/ Dale L. Matschullat
                                                -----------------------
                                                Dale L. Matschullat
                                                Vice President -- General
                                                Counsel










































                                EXHIBIT INDEX
                                -------------

   Exhibit
      No.         Description
   -------        -----------

     99.1 Text of joint press release of Newell and Rubbermaid issued March 11, 1999.